UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 15, 2003

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

Item 4 – Changes in Registrant’s Certifying Accountant

On December 15, 2003, the Board of Directors and the Audit Committee of the Board of Directors of Chase Corporation (the “Company”) dismissed its independent auditors, Livingston & Haynes P.C., and engaged PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending August 31, 2004.

Livingston & Haynes, P.C.’s reports on the Company’s financial statements for the fiscal years ended August 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended August 31, 2003 and 2002 and the subsequent interim period through December 15, 2003, there were no disagreements with Livingston & Haynes, P.C. on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Livingston & Haynes, P.C., would have caused them to make reference to the subject matter of the disagreements in connection with their reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s fiscal years ended August 31, 2003 and 2002, or the subsequent interim period through December 15, 2003.

The Company has provided Livingston & Haynes, P.C. a copy of the foregoing disclosures. Attached as Exhibit 16 is a letter from Livingston & Haynes, P.C. addressed to the Securities and Exchange Commission, dated December 17, 2003, stating that Livingston & Haynes, P.C. is in agreement with the above statements.

The Company engaged PricewaterhouseCoopers LLP as its new independent auditors as of December 15, 2003. During the Company’s fiscal years ended August 31, 2003 and 2002, and the subsequent interim period through December 15, 2003, the Company has not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 7 - Financial Statements and Exhibits

(c) Exhibit Listing

Exhibit No.	Description
16	Letter from Livingston & Haynes P.C. regarding change in certifying accountant, dated December 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: December 19, 2003	By:	/s/ Peter. R. Chase
Peter R. Chase
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Livingston & Haynes P.C. regarding change in certifying accountant, dated December 17, 2003.